EXHIBIT 23.7




                                     CONSENT

We consent to the reference to our firm and to the inclusion of the summary of our opinion under the caption "Supplemental Tax Considerations Under the Laws of Switzerland" in the Prospectus Supplement of UBS AG dated July 13, 2001 for the Registration of Debt Securities.

                                          Ernst & Young AG


                                          By:    /s/ Urs Brugger
                                              ---------------------
                                          Name:   Urs Brugger
                                          Title:  Partner Tax


                                          By:    /s/ Reto Savoia
                                              ---------------------
                                          Name:   Reto Savoia
                                          Title:  Senior Manager Tax



Zurich, Switzerland
July 16, 2001